GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
COMPLETES AUTOMOTIVE AND INDUSTRIAL ACQUISITIONS

- Acquisitions Add Approximately $120 Million in Annual Revenues -

Atlanta, Georgia, March 8, 2016 –Genuine Parts Company (NYSE: GPC) announced today that is has completed one automotive acquisition and two industrial acquisitions, effective March 1, 2016.

GPC Asia Pacific, the Company’s wholly-owned automotive distribution company based in Melbourne, Australia, completed the acquisition of Covs Parts Pty Ltd (“Covs Parts”) from its parent company, Automotive Holdings Group (“AHG”). Covs Parts, located in Welshpool, Western Australia, is a leading distributor across the state of Western Australia, focused on original equipment and aftermarket automotive parts, mining and industrial consumable and truck products. The addition of 21 Covs Parts branches is expected to generate annual revenues of approximately $70 million (US$).

Motion Industries, the Company’s wholly-owned industrial distribution company based in Birmingham, Alabama, has also completed the acquisitions of Epperson and Company and Missouri Power Transmission. Epperson and Company, with three locations and based in Tampa, Florida, is an industrial distributor specializing in material handling products and services. Missouri Power Transmission, with 15 locations and based in St. Louis, Missouri, is a distributor of power transmission equipment and industrial supplies. Combined, these two companies are expected to generate approximately $50 million in annual revenues.

Tom Gallagher, Chairman and CEO of Genuine Parts Company, stated, “These strategic investments represent our ongoing commitment to accretive growth through targeted acquisitions. Covs Parts, Epperson and Company and Missouri Power Transmission are quality organizations and are complementary to our existing businesses. We expect all three teams to further enhance our future growth and are pleased to welcome them to the GPC family. ”

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2015 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico. Genuine Parts Company had 2015 revenues of $15.3 billion.

Contacts
Carol B. Yancey, Executive Vice President and CFO – (770) 612-2044
Sidney G. Jones, Vice President — Investor Relations – (770) 818-4628